UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2024

(Date of Report, Date of earliest event reported)

RANPAK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38348	98-1377160
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

7990 Auburn Road

Concord Township, Ohio 44077

(Address of principal executive offices) (Zip Code)

(440) 354-4445

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PACK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On December 19, 2024 (the “Closing Date”), Ranger Pledgor LLC, a Delaware limited liability company (“Holdings”), Ranpak Corp., an Ohio corporation (the “U.S. Borrower”), Ranpak B.V., a private limited liability company under the laws of the Netherlands (the “Dutch Borrower” and together with the U.S. Borrower, the “Borrowers”) completed the previously announced refinancing of the company’s existing senior secured credit facilities (the “Refinancing”) and entered into new senior secured credit facilities pursuant to that certain First Lien Credit Agreement (the “Credit Agreement”) with the lending institutions party thereto and UBS AG, Stamford Branch, as Administrative Agent. UBS Securities LLC, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc. and Wells Fargo Securities, LLC acted as joint lead arrangers and joint bookrunners for the New Credit Facilities described below.

The senior secured credit facilities provided under the Credit Agreement consist of (i) a $410 million U.S. dollar-denominated first lien term facility (the “Term Facility”) and (ii) a $50 million revolving facility available in U.S. dollars and Euros (the “Revolving Facility”, and together with the Term Facility, the “New Credit Facilities”). Proceeds under the New Credit Facilities were used in part to consummate the Refinancing and to pay all fees, premiums, expenses and other transaction costs incurred in connection with the Transactions (as defined in the Credit Agreement) on the Closing Date. The Term Facility matures seven years after the Closing Date and the Revolving Facility expires and matures five years after the Closing Date. As of December 19, 2024, no amounts under the Revolving Facility have been drawn. The amortization rate for the Term Facility is 1.00% per annum and the first quarterly installment shall be payable on or about March 31, 2025.

The Term Facility accrues interest, at the Borrowers’ option, at either (i) the secured overnight financing rate (“SOFR”) plus 4.50% (assuming a First Lien Leverage Ratio (as defined in the Credit Agreement) of greater than 3.60:1.00) or (ii) the base rate plus 3.50% (assuming a First Lien Leverage Ratio of greater than 3.60:1.00), in either case subject to a leverage-based step-down to 4.25% for SOFR borrowings and 3.25% for base rate borrowings, respectively. The Revolving Facility accrues interest, at the Borrowers’ option, at either (i) SOFR or the applicable eurocurrency rate plus 4.00% (assuming a First Lien Leverage Ratio of greater than 3.85:1.00) or (ii) the base rate plus 3.00% (assuming a First Lien Leverage Ratio of greater than 3.85:1.00), in either case subject to 3 leverage-based step-downs to as low as 3.25% for SOFR or eurocurrency borrowings and to as low as 2.25% for base rate borrowings, respectively.

The Revolving Facility includes borrowing capacity available for standby letters of credit of up to $50 million. Any issuance of letters of credit will reduce the amount available under the Revolving Facility.

The Facilities provides the Borrowers with the option to increase commitments under the Facilities in an aggregate amount not to exceed the greater of $85.0 million and 100% of Consolidated Adjusted EBITDA (as defined in Credit Agreement), plus certain voluntary prepayments of the debt financing (and, in the case of the Revolving Facility, to the extent such voluntary prepayments are accompanied by permanent commitment reductions under the Revolving Facility), plus unlimited amounts subject to the relevant net leverage ratio tests and certain other conditions.

The obligations of (i) the US Borrower under the New Credit Facilities and certain of its obligations under hedging arrangements and cash management arrangements are guaranteed by Holdings and each existing and subsequently acquired or organized direct or indirect wholly-owned US organized restricted subsidiary of the U.S. Borrower (together with Holdings, the “ US Guarantors”) and (ii) the Dutch Borrower under the New Credit Facilities are unconditionally guaranteed by the US Borrower, the US Guarantors and each existing and subsequently acquired or organized direct or indirect wholly-owned Dutch organized restricted subsidiary of the US Borrower (the “Dutch Guarantors”, and together with the US Guarantors, the “ Guarantors ”), in each case, other than certain excluded subsidiaries. The New Credit Facilities are secured by (i) a first priority pledge of the equity interests of the Borrowers and of each direct, wholly-owned restricted subsidiary of any Borrower or any Guarantor and (ii) a first priority security interest in substantially all of the assets of the Borrowers and the Guarantors (in each case, subject to customary exceptions), provided that obligations of the US Borrower and US Guarantors under the New Credit Facilities were not secured by assets of the Dutch Borrower or any Dutch Guarantor.

The Revolving Facility requires the Borrowers to maintain a maximum First Lien Leverage Ratio (as defined in the Credit Agreement) at a level equal to 7.65:1.00. This “springing” financial covenant will be tested on the last day of each fiscal quarter, commencing with the last day of the first full fiscal quarter after the Closing Date, but only if on such date the sum of (i) the principal amount of outstanding revolving loans under the Revolving Facility and (ii) unreimbursed drawings on letters of credit under the Revolving Facility, net of certain unrestricted cash amounts, exceeds 40% of the total revolving commitments under the Revolving Facility.

The New Credit Facilities also contain a number of customary negative covenants. Such covenants, among other things, will limit or restrict the ability of the Borrowers, their restricted subsidiaries, and where applicable, Holdings, to: (i) incur additional indebtedness, issued disqualified stock and make guarantees; (ii) incur liens on assets; (iii) engage in mergers or consolidations or fundamental changes or asset sales; (v) pay dividends and distributions or repurchase capital stock; (vii) make investments, loans and advances, including acquisitions; (viii) amend or otherwise alter organizational documents and other material agreements; (ix) enter into certain agreements that would restrict the ability to incur liens on assets or restrict our ability to pay dividends, make loans or transfer assets among our subsidiaries; (x) prepay, redeem or purchase certain junior indebtedness; and (xi) enter into sale and leasebacks transactions. The aforementioned restrictions are subject to certain exceptions, including customary exceptions that grant the Borrower continued flexibility to operate and develop their businesses. The Facilities also contain certain customary representations and warranties, events of default and affirmative covenants, including covenants governing transactions with affiliates and permitted activities of the direct parent holding company of the US Borrower other than passively holding the equity interest in the U.S. Borrower.

The foregoing description of the New Credit Facilities does not purport to be complete and is subject to and qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1

First Lien Credit Agreement, dated December 19, 2024, among Ranpak Corp., Ranpak B.V., Ranger Pledgor LLC, the lenders and issuing banks from time to time party thereto and UBS AG, Stamford Branch, as administrative agent

104(*)	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

(*) Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANPAK HOLDINGS CORP.

Date:	December 19, 2024	By:	/s/ William Drew
William Drew
Senior Vice President and Chief Financial Officer